Exhibit 10.68
Amendment to Stock Option Agreement
     This Amendment to Stock Option Agreement (the “Amendment”) is made on the ___ day of December, 2006 by and between Cyberonics, Inc., a Delaware corporation (the “Company”) and                                                              (“Optionee”).
     Whereas, the Company and Optionee entered into a Stock Option Agreement having a grant date of May 2, 2001 (the “Agreement”); and
     Whereas, the Company has undergone an extensive investigation of its option grant practices and procedures; and
     Whereas, that investigation has revealed that the options granted under the Agreement were misdated; and
     Whereas, the Company and Optionee have mutually agreed to amend the Agreement to modify the Date of Grant and Exercise Price per Share;
     Now, Therefore, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Section I, Notice of Stock Option Grant of the Agreement is amended to delete the stated Date of Grant and Exercise Price per Share and substitute the following:

“Date of Grant	April 30, 2001

Exercise Price per Share	$11.47”
     2. This Amendment supersedes all prior agreements, amendments, understandings, negotiations, and discussion, oral or written, related to such subject matter.
     3. Except as expressly amended herein, the terms of the Agreement remain unchanged.
     4. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile shall bind the parties hereto.

OPTIONEE		CYBERONICS, INC.

By:

John A. Riccardi
Chief Financial Officer

Schedule of Optionees

Name
Appel, Stanley
Coelho, Tony
Olsen, Alan
Reese, Terry
Strauss, Michael